                                                                   Exhibit 10.8

THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE SECURITIES LAWS, THIS DEBENTURE MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OF THE DEBENTURE UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR UPON SATISFACTION BY THE ISSUER HEREOF THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SUCH SALE OR OFFER.

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (THE "SUBORDINATION AGREEMENT") DATED AS OF MAY ____, 1999 AMONG THE HOLDERS OF SUBORDINATED DEBENTURES, OPINION RESEARCH CORPORATION ("COMPANY") AND HELLER FINANCIAL, INC. ("AGENT"), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE COMPANY AND ITS AFFILIATES PURSUANT TO THAT CERTAIN CREDIT AGREEMENT DATED AS OF MAY ___, 1999 AMONG THE COMPANY, AGENT AND THE LENDERS FROM TIME TO TIME PARTY THERETO, AS SUCH CREDIT AGREEMENT HAS BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

                             SUBORDINATED DEBENTURE

$5,500,000.00                                                   May ______, 1999

     FOR VALUE RECEIVED, the undersigned, OPINION RESEARCH CORPORATION, a Delaware corporation (the "Company"), promises to pay to the order of ALLIED INVESTMENT CORPORATION, a Maryland corporation (the "Holder") the principal sum of Five Million Five Hundred Thousand and 00/100 Dollars ($5,500,000.00) (the "Principal Amount"), together with interest thereon as set forth below, at its offices or such other place as the Holder may designated in writing.

     1.   Investment Agreement.  This Subordinated Debenture (the "Debenture")
          --------------------
is subject to the terms of an Investment Agreement between the Company, the Holder and an affiliate of the Holder, dated of even date herewith (the "Investment Agreement"), a copy of which may be examined during normal business hours at the Company's offices. Any capitalized term used herein and not otherwise defined herein shall have the meaning given to it in the Investment Agreement.

     2.   Interest Rate Provisions.
          ------------------------

          2.1.  Initial Interest Rates.  Except as provided in Section 2.2, from
                ----------------------
the date hereof and thereafter until repayment of this Debenture in full, interest shall accrue hereunder at the fixed rate of twelve percent (12%) per annum (the "Interest Rate") and shall be paid in arrears on a quarterly basis. Interest shall be calculated on the basis of the actual number of days elapsed over a year of 360 days.

          2.2.  Default Interest Rate.  If the Company shall default in the
                ---------------------
payment of the principal of or interest on this Debenture or any other amount due hereunder, by acceleration or otherwise, or under any other Investment Document to which the Company is a party, the Company shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) at the Interest Rate plus three percent (3%).

     3.   Payment Provisions.
          ------------------

          3.1.  Interest Payments.  Commencing on September 5, 1999 and
                -----------------
continuing quarterly thereafter on the fifth day of each quarter up to and including June 5, 2005, the Company shall pay to Holder installments of interest only (in arrears).

          3.2.  Principal and Interest Payments.  Commencing on September 5,
                -------------------------------
2005 and continuing quarterly thereafter until all sums due hereunder or under the Investment Agreement are repaid in full, Company shall pay to Holder equal payments of principal and interest in an amount sufficient to fully amortize the outstanding principal balance by the Maturity Date, as defined below. If not previously paid in full, the entire unpaid outstanding principal balance under this Debenture and under the Investment Agreement together with all accrued but unpaid interest, and all other sums owed hereunder shall be due and payable in full without further notice or demand on May 31, 2007 (the "Maturity Date").

          3.3.  Prepayments; Application of Payments.
                ------------------------------------

                (a) The Company may at any time and from time to time prepay the principal indebtedness evidenced by this Debenture, in whole or in part, upon at least three Business Days' prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Holder before 11:00 a.m., Washington, D.C. time, subject to the Company's obligation to pay a prepayment premium of two percent (2%) of any prepaid principal prior to the first anniversary of the Closing Date and a prepayment premium of one percent (1%) of any prepaid principal prior to the second anniversary of the Closing Date. There shall be no prepayment premium on any prepayment made from and after the second anniversary of the Closing Date. Any partial prepayments shall be made in increments of $500,000.

                (b) Each payment with respect to this Debenture shall be applied in the following order of priority: first, to accrued, but unpaid, interest at the applicable rate; second, to principal (whether in scheduled installments or accelerated), to the extent such principal is due and payable; and third, to any scheduled installments of the outstanding principal balance which are not yet due and payable, in inverse order of maturity.

          3.4.  Place of Payment.  All payments of principal and interest
                ----------------
hereunder shall be payable to the Holder in lawful money of the United States of America and in immediately available funds, not later than 12:00 p.m. (noon) on the date when due, without setoff, defense or counterclaim. Each such payment shall be made to the Holder at its offices at 1919 Pennsylvania Avenue, N.W., Washington, D.C. 20006-3434, Attention: Thomas H. Westbrook. Any payment coming due on a day which is not a Business Day shall be made on the next succeeding Business Day, and any such extension of time of payment shall be included in the computation of interest hereunder.

     4.   Due on Sale.  The entire indebtedness shall become due and payable
          -----------
upon the earlier of (i) the Maturity Date, or (ii) the occurrence of a "Transfer Affecting the Company's Business," as defined in the Investment Agreement.

     5.   Subordination.  The indebtedness represented by this Debenture is
          -------------
subordinate to the Senior Debt of the Company in accordance with the terms of the Subordination Agreement.

     6.   Assignment.  This Debenture and the obligations hereunder may not be
          ----------
assigned by the Company without the prior written consent of Holder. Holder may freely assign all or any portion of its right, title and interest in and to the Debenture.

     7.   Default and Remedies.  The occurrence of an Event of Default under the
          --------------------
Investment Agreement shall constitute a default hereunder and during the continuation thereof shall entitle the Holder to exercise the rights and remedies specified in the Investment Documents, as well as those available at law or in equity.

     8.   Waivers.  The Company hereby waives presentment, demand, protest or
          -------
further notice of any kind to the extent permitted by applicable law.

     9.   Controlling Law.  This Debenture and all matters related hereto shall
          ---------------
be governed, construed and interpreted strictly in accordance with the laws of the State of Maryland, without regard to its principles of conflicts of laws.

     10.  Purpose of Investment  The Company represents and warrants that this
          ---------------------
Debenture evidences an investment made in the Company made for the purpose of carrying on a business or commercial enterprise pursuant to Section 12-103(e) of the Commercial Law Article, Annotated Code of Maryland, as amended.

     11.  No Usury.  This Debenture is subject to the express condition that at
          --------
no time shall the Company be obligated or required to pay interest hereunder at a rate that could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum rate that the Company is permitted by law to contract or agree to pay. If, by the terms of this Debenture, the Company is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the rate of interest under this Debenture shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Debenture.

     12.  Waiver of Trial by Jury.  The Company agrees that any suit, action or
          -----------------------
proceeding, whether claim or counterclaim, brought or instituted by the Holder on or with respect to this Debenture or any event, transaction or occurrence arising out of or in any way connected with the Investment Agreement or the dealing of the parties with respect thereto, shall be tried only by a court and not by a jury. THE COMPANY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. The Company acknowledges and agrees that the Holder would not extend credit under the Investment Agreement to the Company and purchase this Debenture if this waiver of jury trial were not part of the Investment Agreement.

     13.  Severability.  In the event any one or more of the provisions
          ------------
contained in this Debenture or any other Investment Document shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Debenture or such other Investment Documents, but this Debenture and such other Investment Documents shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

     IN WITNESS WHEREOF, the undersigned has caused this Debenture to be executed and its seal affixed on the day and year first written above.

WITNESS/ATTEST:                         COMPANY:
                                        OPINION RESEARCH CORPORATION,
                                        a Delaware corporation

     /s/ Douglas L. Cox
-----------------------------           By:  /s/ John F. Short            (SEAL)
                                           -------------------------------
                                        Name:  John F. Short
                                        Title: President